SELECTA BIOSCIENCES, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Non-employee members of the board of directors (the “Board”) of Selecta Biosciences, Inc. (the “Company”) shall receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”), as amended by the Board effective June 15, 2018 (the “Effective Date”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who is entitled to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Program shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Program shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors. No Non-Employee Director shall have any rights hereunder, except with respect to stock options granted pursuant to the Program. This Program shall become effective on the Effective Date.
I.    CASH COMPENSATION
A.    Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $40,000 for service on the Board.
B.     Additional Annual Retainers. In addition, each Non-Employee Director shall receive the following annual retainers:
1.     Chairperson of the Board or Lead Independent Director. A Non-Employee Director serving as Chairperson of the Board shall receive an additional annual retainer of $30,000 for such service, and a Non-Employee Director serving as Lead Independent Director shall receive an additional annual retainer of $20,000 for such service.
2.     Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $15,000 for such service. A Non-Employee Director serving as a member other than the Chairperson of the Audit Committee shall receive an additional annual retainer of $7,500 for such service.
3.    Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $12,000 for such service. A Non-Employee Director serving as a member other than the Chairperson of the Compensation Committee shall receive an additional annual retainer of $6,000 for such service.
4.     Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $8,000 for such service. A Non-Employee Director

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serving as a member other than the Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $4,000 for such service.
5.    Science Committee. A Non-Employee Director serving as Chairperson of the Science Committee shall receive an additional annual retainer of $8,000 for such service. A Non-Employee Director serving as a member other than the Chairperson of the Science Committee shall receive an additional annual retainer of $4,000 for such service.
C.    Payment of Retainers. The annual retainers described in Sections I(A) and I(B) shall be earned on a quarterly basis based on a calendar quarter and shall be paid in cash by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section I(B), for an entire calendar quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such position, as applicable.

II.    EQUITY COMPENSATION
Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2016 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”) and shall be granted subject to award agreements, including attached exhibits, in substantially the form previously approved by the Board. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of stock options hereby are subject in all respects to the terms of the Equity Plan and the applicable award agreement. For the avoidance of doubt, the share numbers in Sections II(A) and II(B) shall be subject to adjustment as provided in the Equity Plan, including without limitation with respect to any stock dividend, stock split, reverse stock split or other similar event affecting the Company’s common stock that is effected prior to the Effective Date.
A.    Initial Awards. Each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date shall receive an option to purchase 20,000 shares of the Company’s common stock on the date of such initial election or appointment. The awards described in this Section II(A) shall be referred to as “Initial Awards.” No Non-Employee Director shall be granted more than one Initial Award.
B.    Subsequent Awards. A Non-Employee Director who (i) has been serving as a Non-Employee Director on the Board for at least six months as of the date of any annual meeting of the Company’s stockholders after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such meeting, shall be automatically granted an option to purchase 10,000 shares of the Company’s common stock on the date of such annual meeting, provided, however that if such Non-Employee Director will serve as Chairperson of the Board as of immediately following the date of such annual meeting, such Non-Employee Director shall receive an option to purchase 15,404 shares of the Company’s common stock on the date of such annual meeting. The awards described in this Section II(B) shall be referred to as “Subsequent Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the

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Board at an annual meeting of the Company’s stockholders shall only receive an Initial Award in connection with such election, and shall not receive any Subsequent Award on the date of such meeting as well.

C.    Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section II(A) above, but to the extent that they are otherwise entitled, will receive, after termination from employment with the Company and any parent or subsidiary of the Company, Subsequent Awards as described in Section II(B) above.
E.    Terms of Awards Granted to Non-Employee Directors
1.     Exercise Price. The per share exercise price of each option granted to a Non-Employee Director shall equal the Fair Market Value (as defined in the Equity Plan) of a share of common stock on the date the option is granted.
2.    Vesting. Each Initial Award shall vest and become exercisable in thirty-six (36) substantially equal monthly installments following the date of grant, such that the Initial Award shall be fully vested on the third anniversary of the date of grant, subject to the Non-Employee Director continuing in service as a Non-Employee Director through each such vesting date. Each Subsequent Award shall vest and become exercisable on the earlier of the first anniversary of the date of grant or the day immediately prior to the date of the next annual meeting of the Company’s stockholders occurring after the date of grant, in either case subject to the Non-Employee Director continuing in service on the Board as a Non-Employee Director through each such vesting date. Unless the Board otherwise determines, any portion of an Initial Award or Subsequent Award which is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board as a Non-Employee Director shall be immediately forfeited upon such termination of service and shall not thereafter become vested and exercisable. All of a Non-Employee Director’s Initial Awards and Subsequent Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.
3.    Term. The maximum term of each stock option granted to a Non-Employee Director hereunder shall be ten (10) years from the date the option is granted.
III.    COMPENSATION LIMITS
Notwithstanding anything to the contrary in this Program, all compensation payable under this Program will be subject to any limits on the maximum amount of Non-Employee Director compensation set forth in the Equity Plan, as in effect from time to time.
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